Exhibit 99.1

TAYLOR CAPITAL GROUP, INC.

REPORTS RESULTS FOR THE SECOND QUARTER OF 2006

Rosemont, IL– July 18, 2006 – Taylor Capital Group, Inc. (NASDAQ: TAYC), the holding company for Cole Taylor Bank, today reported net income for the quarter ended June 30, 2006 of $6.3 million or $0.57 per diluted common share, down $2.6 million, or 28.8%, from the first quarter of 2006. The earnings decline reflected lower net interest and noninterest income, an increase in the provision for loan losses and higher noninterest expenses. Net interest income declined $545,000, in spite of an increase in average earning assets, as the tax-equivalent net interest margin declined 19 basis points to 3.56%. Noninterest income declined $1.1 million as a result of lower loan syndication fees and derivative income. The provision for loan losses increased $1.2 million, driven largely by higher net charge offs during the second quarter and changes in our expected loss rates during the first quarter. In addition, noninterest expense increased $813,000.

Net income for the six months ended June 30, 2006 totaled $15.2 million, or $1.37 per diluted common share, a decrease of $2.2 million, or 12.6%, from the first six months of 2005. Net interest income increased by $3.0 million during for the first six months of 2006, which partially offset a $5.1 million decline in noninterest income. In 2005, noninterest income was positively affected by $3.6 million from the sale of a branch and land trust operations.

Total assets at June 30, 2006 increased $96.1 million, or 2.9% from December 31, 2005 and $301.7 million, or 9.8%, from June 30, 2005.

“This was a tough quarter,” chairman and CEO Jeffrey W. Taylor said. “While we continue to operate in a challenging banking environment in Chicago, we know that we need to improve both our revenues and funding mix. In the second quarter, we took important steps toward both goals with the expansion of our Commercial Banking relationship management team. Today we bring a high level of focus and expertise to the closely held business market in the metro Chicago area. We believe that our focus, capabilities and increasing penetration will help us win relationships, loans, deposits and fees.”

Net Interest Income and Margin

Net interest income for the second quarter of 2006 decreased $563,000, or $545,000 on a tax equivalent basis, from the first quarter of 2006 primarily as a result of a narrower net interest margin. The tax-equivalent net interest margin for the second quarter of 2006 was 3.56% compared to a first quarter margin of 3.75%. The margin decline was primarily a result of the cost of interest bearing liabilities increasing at a greater rate than interest-earning asset yields. The cost of interest bearing liabilities rose as a result of increases in market interest rates, increased competition for deposits and a shift in funding mix to higher-cost deposits. In addition, while the aggregate loan yield increased from the increase in market interest rates, that impact was constrained by the increase in nonaccrual loans as well as competitive pricing pressures. Average interest-earning assets increased $74.8 million, or 2.4%, to $3.2 billion. Average commercial loans increased by $77.8 million, or 3.7%, while average consumer-oriented loans continued their planned decline, decreasing $12.3 million. Interest-earning asset growth during the second quarter of 2006 was funded primarily by brokered certificates of deposit with an average cost of 4.77% during the quarter.

Net interest income for the first six months of 2006 increased $3.0 million, or $4.0 million on a tax equivalent basis, from the same period in 2005, driven by interest-earning asset growth of $339.5 million, or 12.1%. Average commercial loans increased $222.3 million, or 11.4%, from the first six months of 2005, while consumer-oriented loans declined $49.8 million. Average investment securities increased $159.8 million. The tax-equivalent net interest margin was 3.65% during the first six months of 2006, compared to 3.81% during the same period in 2005. The narrower net interest margin primarily reflects the impact of competitive pricing pressure for loans and deposits, as well as the impact of the changes in the funding mix in 2006.

The following table summarizes the changes in interest earned and interest paid resulting from changes in volume, rates and reporting period length. Interest income is measured on a tax-equivalent basis using a 35% rate.

	Quarter Ended June 30, 2006 over Quarter Ended March 31, 2006 INCREASE/(DECREASE)				Six Months Ended June 30, 2006 over Six Months Ended June 30, 2005 INCREASE/(DECREASE)
	VOLUME	RATE	DAYS	NET	VOLUME	RATE	NET
	(in thousands)
INTEREST EARNED ON:
Investment securities	$271	$250	$—	$521	$4,099	$726	$4,825
Cash equivalents	(160)	31	5	(124)	115	307	422
Loans	1,228	1,004	487	2,719	5,811	13,649	19,460

Total interest-earning assets				3,116			24,707

INTEREST PAID ON:
Interest-bearing deposits	883	2,019	202	3,104	3,115	14,177	17,292
Total borrowings	63	435	59	557	532	2,886	3,418

Total interest-bearing liabilities				3,661			20,710

Net interest income	$547	$(1,324)	$232	$(545)	$6,303	$(2,306)	$3,997

The following table presents the tax-equivalent yield on average interest-earning assets and rates paid on average interest-bearing liabilities for the periods indicated. The table adjusts tax-exempt interest income on an equivalent before-tax basis using a tax rate of 35%.

	Tax Equivalent Yield or Rate
	2006		For Six Months Ended June 30,
	Second Quarter	First Quarter	2006	2005
INTEREST-EARNING ASSETS:
Investment securities	4.67%	4.53%	4.60%	4.19%
Cash equivalents	4.95	4.38	4.60	2.67
Loans	7.68	7.51	7.60	6.43

Total interest-earning assets (tax equivalent)	6.97	6.80	6.89	5.95

INTEREST-BEARING LIABILITIES:
Interest-bearing deposits	3.96	3.54	3.75	2.39
Other borrowings & interest bearing liabilities	5.08	4.68	4.91	3.80

Total interest-bearing liabilities	4.17	3.75	3.96	2.65

Net interest spread (tax equivalent)	2.80%	3.05%	2.93%	3.30%

Net interest margin (tax equivalent)	3.56%	3.75%	3.65%	3.81%

Noninterest Income

Noninterest income declined to $1.2 million in the second quarter of 2006 from $4.5 million in the first quarter of 2006. The primary reason for the decline was a result of the $687,000 decline in other derivative income and the $500,000 decline in loan syndication fees. During the second quarter of 2006, we terminated our brokered CD swaps and acquired zero-cost interest rate collars. The termination of the brokered CD swaps eliminates the future impact on reported noninterest income of changes in the fair market values of the brokered CD swaps.

Noninterest income decreased $5.1 million for the six months ended June 30, 2006, from $12.9 million for the same period in 2005. The 2005 totals benefited from gains on sales of a branch and land trust operations totaling $3.6 million in 2005. In addition, service charges declined $1.0 million in 2006 reflecting an increase in the earnings credit rate in 2006.

The following table presents the major categories of noninterest income for the periods indicated:

	For the Three Months Ended			For the Six Months Ended
	June 30, 2006	Mar. 31, 2006	June 30, 2005	June 30, 2006	June 30, 2005
	(in thousands)
Service charges	$1,902	$1,880	$2,408	$3,782	$4,815
Trust services	588	464	778	1,052	1,627
Investment management services	440	467	379	907	714
Loan syndication fees	—	500	—	500	700
Other noninterest income	522	597	389	1,119	654

	3,452	3,908	3,954	7,360	8,510

Gain on sale of land trusts	—	—	—	—	2,000
Gain on sale of branch	—	—	—	—	1,572
Gain on sale of investment securities, net	—	—	—	—	127

	—	—	—	—	3,699
Other derivative income (expense)	(105)	582	2,062	477	709

Total noninterest income	$3,347	$4,490	$6,016	$7,837	$12,918

Noninterest Expense

The following table presents the major categories of noninterest expense for the periods indicated:

	For the Three Months Ended			For the Six Months Ended
	June 30, 2006	Mar. 31, 2006	June 30, 2005	June 30, 2006	June 30, 2005
	(in thousands)
Salaries and employee benefits:
Salaries, employment taxes, and medical insurance	$8,110	$8,390	$7,844	$16,500	$15,741
Incentives, commissions, and retirement benefits	2,155	1,945	2,118	4,100	4,221

Total salaries and employee benefits	10,265	10,335	9,962	20,600	19,962
Occupancy of premises, furniture and equipment	2,906	3,007	2,721	5,913	5,330
Computer processing	479	416	438	895	871
Corporate insurance	319	306	347	625	717
Legal fees, net	579	239	609	818	781
Advertising and public relations	437	136	164	573	273
Other noninterest expense	3,614	3,347	3,283	6,961	6,330

Total noninterest expense	$18,599	$17,786	$17,524	$36,385	$34,264

Total noninterest expense for the second quarter of 2006 increased $813,000, or 4.6%, from the first quarter of 2006 largely as a result of increased advertising and business development expenses and legal fees.

Total noninterest expense for the second quarter of 2006 increased $1.1 million, or 6.1%, from the second quarter 2005 largely as a result of increased salaries, advertising and business development expenses and occupancy and equipment expenses.

Total noninterest expense for the first six months of 2006 increased $2.1 million, or 6.2%, from the same period in 2005. Increased salary and benefit expenses, recruiting fees, occupancy and equipment expenses, advertising and business development expenses and professional fees contributed to the increase in 2006. Legal fees in the first quarter of 2005 included a $330,000 reimbursement of legal fees.

Income Taxes

Income tax expense was $3.8 million for the second quarter of 2006, resulting in an effective tax rate of 37.6%, compared to an effective tax rate of 35.9% for the first quarter of 2006. The higher effective tax rate in the second quarter related to low income housing tax credits.

Income tax expense was $8.8 million for the six months ended June 30, 2006, resulting in an effective tax rate of 36.6%, compared to 38.7% for the same period in 2005. The increase in the tax-exempt municipal securities portfolio reduced the effective tax rate in 2006.

Loan Portfolio

The following table presents the composition of the loan portfolio as of the dates indicated:

	June 30, 2006	Dec. 31, 2005	June 30, 2005
	(in thousands)
Commercial and industrial	$731,832	$665,023	$637,866
Commercial real estate secured	774,828	793,965	722,926
Real estate-construction	747,066	684,737	652,785
Residential real estate mortgages	65,445	63,789	58,878
Home equity loans and lines of credit	134,469	161,058	189,511
Consumer	13,867	14,972	15,761
Other loans	533	1,497	986

Gross loans	2,468,040	2,385,041	2,278,713
Less: Unearned discount	(77)	(110)	(148)

Total loans	$2,467,963	$2,384,931	$2,278,565

Total loans at June 30, 2006 increased $83.0 million, or 3.5%, from year end 2005. A $110.0 million, or 5.1%, increase in total commercial loans was partially offset by the $27.0 million decrease in consumer-oriented loans, which includes residential real estate mortgages, home equity loans and lines of credit as well as consumer loans. The increase in total commercial loans resulted from growth in commercial and industrial loans and real estate construction loans, which increased by $66.8 million and $62.3 million, respectively, during 2006. Total commercial real estate secured loans decreased by $19.1 million during the same period. The decline in consumer-oriented loans continued the expected decline that began in 2001 when we stopped originating consumer loans through brokers.

Total loans at June 30, 2006 increased $189.4 million, or 8.3%, from $2.28 billion at June 30, 2005. Real estate construction loans increased $94.3 million, or 14.4%, from the year earlier period. Commercial and industrial loans increased by $94.0 million, or 14.7%, during the same period. Total commercial real estate secured loans increased by $51.9 million, or 7.2%. Total consumer-oriented loans declined $50.8 million, or 19.2%.

Loan Quality and the Allowance for Loan Losses

Nonperforming assets stood at $29.6 million, or 0.88% of total assets, at June 30, 2006, compared to $14.6 million, or 0.44% of total assets, at December 31, 2005 and $24.9 million, or 0.81% of total assets at June 30, 2005. Although total nonperforming loans were higher at June 30, 2006 than at December 31, 2005, the specific reserves for estimated losses on nonperforming loans did not increase proportionately.

“Since we focus on commercial lending, our quarter-to-quarter credit experience is lumpy,” said Daniel C. Stevens, Chief Financial Officer. “Certain credit quality indicators grew in the second quarter – reflecting two loans to one real estate developer placed on nonaccrual, as well as seasonal factors. We are not seeing a broad deterioration in the quality of our portfolio. We believe we have strong credit discipline and we are comfortable with our allowance at June 30, 2006.”

The following table presents nonperforming assets and related data as of the dates indicated:

	June 30, 2006	Dec. 31, 2005	June 30, 2005
	(in thousands)
Loans contractually past due 90 days or more but still accruing interest	$2,440	$2,615	$10,561
Nonaccrual loans	26,919	10,834	13,793

Total nonperforming loans	29,359	13,449	24,354
Other real estate owned	234	1,139	558
Other repossessed assets	—	—	27

Total nonperforming assets	$29,593	$14,588	$24,939

Nonperforming loans to total loans	1.19%	0.56%	1.07%
Nonperforming assets to total loans plus repossessed property	1.20%	0.61%	1.09%
Nonperforming assets to total assets	0.88%	0.44%	0.81%

The allowance for loan losses at June 30, 2006 stood at $36.5 million, or 1.48% of total loans and 124.35% of nonperforming loans. At June 30, 2005, the allowance for loan losses was $37.4 million, representing 1.64% of total loans and 153.61% of nonperforming loans. Net charge-offs for the six months ended June 30, 2006 were $4.0 million, or 0.33% of average loans, compared to $2.8 million, or 0.25% of average loans, in 2005. The provision for loan losses was $3.0 million for the six months ended June 30, 2006, compared to $2.8 million for 2005.

The following table presents the activity in the allowance for loan losses and related data for the periods indicated:

	For Three Months Ended June 30,		For Six Months Ended June 30,
	2006	2005	2006	2005
	(dollars in thousands)
Average total loans	$2,431,991	$2,257,684	$2,399,390	$2,226,894

Total loans at end of period	$2,467,963	$2,278,565	$2,467,963	$2,278,565

Allowance for loan losses:
Allowance at beginning of period	$36,686	$39,262	$37,481	$37,484
Total charge-offs	(2,481)	(3,144)	(4,666)	(3,645)
Total recoveries	203	376	693	821

Net charge-offs	(2,278)	(2,768)	(3,973)	(2,824)
Provision for loan losses	2,100	917	3,000	2,751

Allowance at end of period	$36,508	$37,411	$36,508	$37,411

Annualized net charge-offs to average total loans	0.37%	0.49%	0.33%	0.25%
Allowance to total loans at end of period	1.48%	1.64%	1.48%	1.64%
Allowance to nonperforming loans	124.35%	153.61%	124.35%	153.61%

Funding Liabilities

Deposits totaled $2.67 billion at June 30, 2006, up $124.3 million from year-end 2005 and up $250.9 million from June 30, 2005. During 2006, total in-market deposits decreased $32.6 million, while out-of-market deposits increased $156.9 million. From December 31, 2005 to June 30, 2006, balances in non-interest bearing deposits and lower rate NOW, savings and money-market accounts have declined, while balances in higher rate money market accounts have increased as customers are taking advantage of the higher interest rate environment. Brokered certificates of deposit increased $159.5 million in 2006 to fund earning asset growth.

“The competitive environment for deposits in Chicago, coupled with higher rates offered for deposits, made it more challenging to cost effectively fund earning asset growth.” said Daniel C. Stevens, Chief Financial Officer. “We are committed to building our core deposit base and believe that our C&I strategy, supported by growing market penetration and our suite of competitive cash management product and services will produce results.”

The following table sets forth the period end balances of total deposits as of each of the dates indicated below, as well as categorizes our deposits as “in-market” and “out-of-market” deposits:

	June 30, 2006	Dec. 31, 2005	June 30, 2005
	(in thousands)
In-market deposits:
Non-interest bearing deposits	$423,450	$464,289	$459,672
NOW accounts	84,044	104,269	106,182
Savings accounts	66,803	73,173	78,761
Money market accounts	683,660	645,523	508,074
Customer certificates of deposit	543,977	549,793	556,701
Public time deposits	72,190	69,679	77,018

Total in-market deposits	1,874,124	1,906,726	1,786,408

Out-of-market deposits:
Out-of-local-market certificates of deposit	128,484	131,116	145,952
Brokered certificates of deposit	665,294	505,802	484,649

Total out-of-market deposits	793,778	636,918	630,601

Total deposits	$2,667,902	$2,543,644	$2,417,009

Quarterly average funding balances illustrate the changes in funding mix from lower cost deposits to higher cost deposits. Brokered certificates of deposit increased from 19.1% of total deposits in the second quarter of 2005 to 20.3% in the first quarter of 2006 and 23.1% in the second quarter of 2006.

The following table presents the distribution of our average deposit account balances for the periods indicated:

	For the Quarter Ended
	June 30, 2006		Mar. 31, 2006		June 30, 2005
	Average Balance	Percent Of Deposits	Average Balance	Percent Of Deposits	Average Balance	Percent Of Deposits
	(dollars in thousands)
Noninterest-bearing demand deposits	$396,033	15.5%	$407,466	16.4%	$437,721	18.6%
NOW accounts	95,669	3.7	104,849	4.2	121,217	5.1
Money market accounts	649,308	25.5	653,832	26.3	510,351	21.7
Savings deposits	69,039	2.7	71,990	2.9	79,840	3.4
Time deposits:
Certificates of deposit	547,792	21.5	547,449	22.0	536,938	22.8
Out-of-local-market certificates of deposit	128,674	5.0	126,158	5.1	141,727	6.0
Brokered certificates of deposit	589,008	23.1	505,394	20.3	449,442	19.1
Public funds	76,169	3.0	70,114	2.8	77,553	3.3

Total time deposits	1,341,643	52.6	1,249,115	50.2	1,205,660	51.2

Total deposits	$2,551,692	100.0%	$2,487,252	100.0%	$2,354,789	100.0%

About Taylor Capital Group, Inc.

Taylor Capital Group, Inc. is a $3.4 billion bank holding company for Cole Taylor Bank, a Chicago-based commercial bank specializing in serving the business banking, real estate lending and wealth management requirements of closely held and family-owned small- and mid-sized businesses. Cole Taylor Bank is a member of the FDIC and an Equal Housing Lender.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “could” and “estimate” and similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities in 2006 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks, uncertainties and other factors include, without limitation: the effect on our profitability if interest rates fluctuate as well as the effect of our customers’ changing use of our deposit products; the possibility that our wholesale funding sources may prove insufficient to replace deposits at maturity and support our growth; the risk that our allowance for loan losses may prove insufficient to absorb probable losses in our loan portfolio; possible volatility in loan charge-offs and recoveries between periods; the effectiveness of our hedging transactions and their impact on our future results of operations; the risks associated with implementing our business strategy and managing our growth effectively; changes in general economic conditions, interest rates, deposit flows, loan demand, including loan syndication opportunities, competition, legislation or regulatory and accounting principles, policies or guidelines, as well as other economic, competitive, governmental, regulatory and technological factors impacting our operations.

For further information about these and other risks, uncertainties and factors, please review the disclosure included in the sections captioned “Risk Factors” in our December 31, 2005 Annual Report on Form 10-K filed with the SEC on March 13, 2006. You should not place undue reliance on any forward-looking statements. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements or risk factors, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release.

For further information contact:

Daniel C. Stevens

Chief Financial Officer

847-653-7730

TAYLOR CAPITAL GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	(Unaudited) June 30, 2006	December 31, 2005
ASSETS
Cash and cash equivalents	$148,705	$161,065
Investment securities	677,482	656,753
Loans, net of allowance for loan losses of $36,508 and $37,481 at June 30, 2006 and December 31, 2005, respectively	2,431,455	2,347,450
Premises, leasehold improvements and equipment, net	14,457	15,105
Investment in Federal Home Loan Bank and Federal Reserve Bank stock	12,138	12,946
Other real estate and repossessed assets, net	234	1,139
Goodwill	23,237	23,237
Other assets	69,055	62,977

Total assets	$3,376,763	$3,280,672

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$423,450	$464,289
Interest-bearing	2,244,452	2,079,355

Total deposits	2,667,902	2,543,644
Other borrowings	268,059	298,426
Accrued interest, taxes and other liabilities	47,974	56,646
Notes payable and FHLB advances	80,000	75,000
Junior subordinated debentures	86,607	87,638

Total liabilities	3,150,542	3,061,354

Stockholders’ equity:
Preferred stock	—	—
Common stock	114	113
Surplus	193,012	191,816
Unearned compensation - stock grants	—	(2,322)
Retained earnings	59,826	45,988
Accumulated other comprehensive loss	(19,674)	(9,220)
Treasury stock	(7,057)	(7,057)

Total stockholders’ equity	226,221	219,318

Total liabilities and stockholders’ equity	$3,376,763	$3,280,672

TAYLOR CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

(in thousands, except per share data)

	For the Three Months Ended			For the Six Months Ended
	June 30, 2006	Mar. 31, 2006	June 30, 2005	June 30, 2006	June 30, 2005
Interest income:
Interest and fees on loans	$46,488	$43,772	$36,968	90,260	$70,895
Interest and dividends on investment securities:
Taxable	6,409	5,933	4,974	12,342	9,969
Tax-exempt	1,331	1,301	557	2,632	1,038
Interest on cash equivalents	325	449	243	774	352

Total interest income	54,553	51,455	42,742	106,008	82,254

Interest expense:
Deposits	21,269	18,165	12,159	39,434	22,142
Other borrowings	2,808	2,508	1,210	5,316	2,185
Notes payable and FHLB advances	1,085	855	1,026	1,940	2,028
Junior subordinated debentures	1,935	1,908	1,763	3,843	3,468

Total interest expense	27,097	23,436	16,158	50,533	29,823

Net interest income	27,456	28,019	26,584	55,475	52,431
Provision for loan losses	2,100	900	917	3,000	2,751

Net interest income after provision for loan losses	25,356	27,119	25,667	52,475	49,680

Noninterest income:
Service charges	1,902	1,880	2,408	3,782	4,815
Trust and investment management fees	1,028	931	1,157	1,959	2,341
Gain on sale of land trusts	—	—	—	—	2,000
Gain on sale of branch	—	—	—	—	1,572
Gain on sale of investment securities, net	—	—	—	—	127
Loan syndication fees	—	500	—	500	700
Other derivative income (expense)	(105)	582	2,062	477	709
Other noninterest income	522	597	389	1,119	654

Total noninterest income	3,347	4,490	6,016	7,837	12,918

Noninterest expense:
Salaries and employee benefits	10,265	10,335	9,962	20,600	19,962
Occupancy of premises	1,964	2,015	1,716	3,979	3,441
Furniture and equipment	942	992	1,005	1,934	1,889
Computer processing	479	416	438	895	871
Corporate insurance	319	306	347	625	717
Legal fees, net	579	239	609	818	781
Advertising and public relations	437	136	164	573	273
Other noninterest expense	3,614	3,347	3,283	6,961	6,330

Total noninterest expense	18,599	17,786	17,524	36,385	34,264

Income before income taxes	10,104	13,823	14,159	23,927	28,334
Income taxes	3,799	4,965	5,342	8,764	10,978

Net income	$6,305	$8,858	$8,817	$15,163	$17,356

Basic earnings per common share	$0.58	$0.81	$0.92	$1.39	$1.81
Diluted earnings per common share	0.57	0.80	0.90	1.37	1.77

Taylor Capital Group, Inc.

Summary of Selected Financial Data

Dollars in Thousands

Unaudited

	Year To Date June 30,		2006		2005
	2006	2005	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Condensed Income Data:
Interest income	$106,008	$82,254	$54,553	$51,455	$49,873	$45,682	$42,742
Interest expense	50,533	29,823	27,097	23,436	21,177	18,202	16,158

Net interest income	55,475	52,431	27,456	28,019	28,696	27,480	26,584
Provision for loan losses	3,000	2,751	2,100	900	2,772	—	917

Net interest income after provision for loan losses	52,475	49,680	25,356	27,119	25,924	27,480	25,667
Noninterest income:
Service charges	3,782	4,815	1,902	1,880	2,030	2,177	2,408
Trust and investment mgmt. fees	1,959	2,341	1,028	931	1,119	1,085	1,157
Gain on sale of land trusts	—	2,000	—	—	—	—	—
Gain on sale of branch	—	1,572	—	—	—	—	—
Gain on sale of investments	—	127	—	—	—	—	—
Other derivative income (expense)	477	709	(105)	582	(1,561)	(2,351)	2,062
Other	1,619	1,354	522	1,097	1,237	1,211	389

Total noninterest income	7,837	12,918	3,347	4,490	2,825	2,122	6,016
Noninterest expense:
Salaries and employee benefits	20,600	19,962	10,265	10,335	9,813	10,480	9,962
Occupancy, furniture and equipment	5,913	5,330	2,906	3,007	2,913	2,720	2,721
Legal fees, net	818	781	579	239	637	473	609
Advertising and public relations	573	273	437	136	224	77	164
Other	8,481	7,918	4,412	4,069	4,007	4,047	4,068

Total noninterest expense	36,385	34,264	18,599	17,786	17,594	17,797	17,524

Income before income taxes	23,927	28,334	10,104	13,823	11,155	11,805	14,159
Income tax expense	8,764	10,978	3,799	4,965	4,137	4,408	5,342

Net income	$15,163	$17,356	$6,305	$8,858	$7,018	$7,397	$8,817

Per Share Data:
Net income per common share:
Basic	$1.39	$1.81	$0.58	$0.81	$0.65	$0.73	$0.92
Diluted	1.37	1.77	0.57	0.80	0.63	0.71	0.90
Cash dividends per common share	0.12	0.12	0.06	0.06	0.06	0.06	0.06
Book value per common share	20.40	17.75	20.40	20.44	19.99	19.70	17.75
Tangible book value per common share (1)	18.30	15.37	18.30	18.33	17.87	17.57	15.37
Dividend payout ratio	8.76%	6.78%	10.53%	7.50%	9.52%	8.45%	6.67%
Weighted average shares-basic	10,899,934	9,570,041	10,925,168	10,874,419	10,849,583	10,176,266	9,585,338
Weighted average shares-diluted	11,099,159	9,797,562	11,128,666	11,073,017	11,087,718	10,430,426	9,818,325
Shares outstanding-end of period	11,089,658	9,761,061	11,089,658	11,004,494	10,973,829	10,939,029	9,761,061

Average Balance Sheet Data (2):
Total assets	$3,254,583	$2,918,940	$3,286,892	$3,221,914	$3,186,378	$3,032,172	$2,962,876
Investments	712,412	552,580	724,463	700,226	665,164	592,945	557,251
Cash equivalents	33,447	26,297	25,965	41,013	64,644	30,056	33,993
Loans	2,399,390	2,226,894	2,431,991	2,366,426	2,340,886	2,290,590	2,257,684
Total interest-earning assets	3,145,249	2,805,771	3,182,419	3,107,665	3,070,694	2,913,591	2,848,928
Interest-bearing deposits	2,117,932	1,865,119	2,155,659	2,079,786	2,013,666	1,946,955	1,917,068
Borrowings	364,569	313,930	366,131	362,991	368,098	326,962	307,727
Junior subordinated debentures	87,535	87,638	87,434	87,638	87,638	87,638	87,638
Total interest-bearing liabilities	2,570,036	2,266,687	2,609,224	2,530,415	2,469,402	2,361,555	2,312,433
Noninterest-bearing deposits	401,718	442,784	396,033	407,466	442,776	426,922	437,721
Total stockholders’ equity	223,493	161,226	225,625	221,337	214,983	191,752	164,530

Performance Ratios (annualized):
Return on average assets	0.93%	1.19%	0.77%	1.10%	0.88%	0.98%	1.19%
Return on average equity	13.57%	21.53%	11.18%	16.01%	13.06%	15.43%	21.44%
Efficiency ratio (3)	57.47%	52.53%	60.38%	54.71%	55.82%	60.12%	53.75%

Tax Equivalent Net Interest Margin:
Net interest income as stated	$55,475	$52,431	$27,456	$28,019	$28,696	$27,480	$26,584
Add: Tax equivalent adjust.-investment (4)	1,417	559	716	701	495	375	300
Tax equivalent adjust.-loans (4)	181	86	92	89	81	42	47

Tax equivalent net interest income	$57,073	$53,076	$28,264	$28,809	$29,272	$27,897	$26,931

Net interest margin without tax adjust.	3.55%	3.76%	3.46%	3.65%	3.71%	3.75%	3.74%
Net interest margin - tax equivalent (4)	3.65%	3.81%	3.56%	3.75%	3.79%	3.80%	3.79%
Yield on earning assets without tax adjust.	6.79%	5.90%	6.87%	6.70%	6.45%	6.23%	6.01%
Yield on earning assets - tax equivalent (4)	6.89%	5.95%	6.97%	6.80%	6.53%	6.29%	6.06%
Yield on interest-bearing liabilities	3.96%	2.65%	4.17%	3.75%	3.40%	3.06%	2.80%
Net interest spread - without tax adjust.	2.82%	3.25%	2.71%	2.95%	3.05%	3.17%	3.21%
Net interest spread - tax equivalent (4)	2.93%	3.30%	2.80%	3.05%	3.13%	3.23%	3.26%
Average interest-earning assets to average interest-bearing liabilities	122.38%	123.78%	121.97%	122.81%	124.35%	123.38%	123.20%

Taylor Capital Group, Inc.

Summary of Selected Financial Data

Dollars in Thousands

Unaudited

	June 30, 2006	June 30, 2005	Mar. 31 2006	Dec. 31 2005	Sept. 30, 2005
Condensed Balance Sheet Data:
Total assets	$3,376,763	$3,075,110	$3,251,004	$3,280,672	$3,139,181
Investment securities	677,482	547,320	704,177	656,753	636,780
Total loans	2,467,963	2,278,565	2,391,826	2,384,931	2,352,560
Allowance for loan losses	36,508	37,411	36,686	37,481	36,715
Goodwill	23,237	23,237	23,237	23,237	23,237
Total deposits	2,667,902	2,417,009	2,493,054	2,543,644	2,374,523
Other borrowings	268,059	266,825	308,723	298,426	333,123
Notes payable and FHLB advances	80,000	85,500	75,000	75,000	75,000
Junior subordinated debentures	86,607	87,638	87,638	87,638	87,638
Total stockholders’ equity	226,221	173,262	224,980	219,318	215,490

Asset Quality Ratios:
Nonperforming loans	$29,359	$24,354	$20,928	$13,449	$14,157
Nonperforming assets	29,593	24,939	21,142	14,588	14,433
Allowance for loan losses to total loans	1.48%	1.64%	1.53%	1.57%	1.56%
Allowance for loan losses to nonperforming loans	124.35%	153.61%	175.30%	278.69%	259.34%
Net charge-offs to average total loans (5)	0.33%	0.25%	0.29%	0.24%	0.21%
Nonperforming assets to total loans plus repossessed property	1.20%	1.09%	0.88%	0.61%	0.61%
Capital Ratios (Taylor Capital Group, Inc.):
Total stockholders’ equity to assets	6.70%	5.63%	6.92%	6.69%	6.86%
Total tangible equity to assets (1)	6.01%	4.88%	6.21%	5.98%	6.12%
Average stockholders’ equity to average assets (6)	6.87%	5.52%	6.87%	6.05%	5.80%

Footnotes:
(1)	Tangible equity excludes goodwill and intangible assets.
(2)	Average balances are daily averages.
(3)	Efficiency ratio is determined by dividing noninterest expense by an amount equal to net interest income plus noninterest income, less the gains from the sale of investment securities.
(4)	This adjustment reflects tax-exempt interest income on an equivalent before-tax basis assuming a tax rate of 35.0%.
(5)	Based upon year-to-date annualized net charge-offs.
(6)	Based upon year-to-date averages.